Exhibit 99.2

Edgewater Technology, Inc.

2016 Annual Meeting

Report of Matters Voted Upon by Stockholders

1.	The 2016 Annual Meeting of Stockholders of Edgewater Technology, Inc. (the “Company”) was held at Edgewater Technology, Inc., 200 Harvard Mill Square, Suite 210, Wakefield, Massachusetts, on June 15, 2016 commencing at 10:00 a.m. pursuant to notice properly given (the “Annual Meeting”).

2.	At the close of business on April 18, 2016, the record date for the determination of stockholders entitled to vote at the Annual Meeting, the outstanding voting securities of the Company were 12,142,347 shares of common stock, $0.01 par value. Each of the outstanding shares was entitled to one vote on the matters to come before the Annual Meeting.

3.	At the Annual Meeting 10,917,281, or 90%, of the Company’s issued and outstanding shares of common stock were represented in person or by proxy, constituting a quorum.

4.	At the Annual Meeting, each of the following nominees for director received the respective number of votes set forth opposite his or her name, constituting a plurality of the votes cast, and was duly elected as a director of the Company.

	Number of	Number of Votes	Broker
Nominee	Votes “FOR”	“WITHHELD”	Non-Votes
Shirley Singleton	7,922,212	1,048,213	1,946,856
Stephen Bova	7,491,667	1,478,758	1,946,856
Paul E. Flynn	8,043,611	926,814	1,946,856
Paul Guzzi	5,042,910	927,515	1,946,856
Nancy L. Leaming	8,045,852	924,573	1,946,856
Michael Loeb	8,044,048	926,375	1,946,856
Timothy Whelan	7,494,872	1,475,553	1,946,856
Wayne Wilson	8,042,352	928,073	1,946,856

5.	The following table states the tally of the votes cast to approve (on a non-binding, advisory basis) the Company’s named executive officer compensation.

Votes “FOR”	Votes “AGAINST”	Votes “ABSTAINING”	Broker Non-Votes
8,153,833	797,497	19,095	1,946,856

6.	The following table states the tally of the votes cast to ratify the appointment of BDO USA, LLP as Edgewater’s independent registered public accountants for the fiscal year ending December 31, 2016.

Votes “FOR”	Votes “AGAINST”	Votes “ABSTAINING”	Broker Non-Votes
10,506,292	355,434	55,555	0